AMENDMENT TO THE
DEFERRED COMPENSATION PLAN

        THIS AMENDMENT TO THE DEFERRED COMPENSATION PLAN (hereinafter referred to as the “Amendment”) is entered into effective the 1st day of January, 2005, by and between NU SKIN INTERNATIONAL, INC., a Utah corporation, hereinafter called the “Company,” and each employee listed in Exhibit 1.

WITNESSETH:

        WHEREAS, the Company entered into separate Deferred Compensation Plans, listed in Exhibit 2 (the “Plan”), with the employees listed in Exhibit 1.

        FOR AND IN CONSIDERATION of the premises, and the mutual covenants, promises and conditions herein contained, the parties agree as follows:

1.        EFFECTIVE DATE OF AMENDMENT. This Amendment shall become effective as of the date first written above.

2.     NU SKIN ENTERPRISES, INC. DEFERRED COMPENSATION PLAN. Each Plan entered into by the employees listed in Exhibit 1 shall be subject to the terms of the Nu Skin Enterprises, Inc. Deferred Compensation Plan, incorporated herein by this reference.

3.     COMPENSATION TRUST. The Company may effect such amendment to the Compensation Trust Agreement dated September 23, 1993, as convenient or required to be consistent with this Amendment and/or is required to make or continue to make the Compensation Trust Agreement in compliance with Internal Revenue Procedure 92-64 or any amendments or replacements thereto.

        IN WITNESS WHEREOF, this Amendment may be signed in one or more counterparts and shall be effective as of the date first set forth above.

COMPANY:

Nu Skin International, Inc.

By:
Its:

EMPLOYEE:

Signature Page – Amendment to Deferred Compensation Plan